ENERGY TRANSFER EQUITY
REPORTS THIRD QUARTER RESULTS

Dallas - November 5, 2013 - Energy Transfer Equity, L.P. (NYSE:ETE) today reported financial results for the quarter ended September 30, 2013.
Distributable Cash Flow, as adjusted, for the three months ended September 30, 2013 was $176 million as compared to $189 million for the three months ended September 30, 2012, a decrease of $13 million. ETE’s net income attributable to partners was $151 million for the three months ended September 30, 2013, as compared to $35 million for the three months ended September 30, 2012, an increase of $116 million.
Distributable Cash Flow, as adjusted, for the nine months ended September 30, 2013 was $534 million as compared to $476 million for the nine months ended September 30, 2012, an increase of $58 million. ETE’s net income attributable to partners was $368 million for the nine months ended September 30, 2013, as compared to $255 million for the nine months ended September 30, 2012, an increase of $113 million.
The Partnership’s key accomplishments during or subsequent to the quarter include the following:

•
ETE’s Board of Directors approved an increase in its quarterly distribution to $0.6725 per unit ($2.69 annualized) on ETE Common Units for the quarter ended September 30, 2013, representing an increase of $0.07 per common unit on an annualized basis.

•	ETP completed the sale of the assets of Missouri Gas Energy to Laclede Gas Company, a subsidiary of The Laclede Group, Inc., for $975 million.

•
The Department of Energy conditionally granted authorization to ETE, Energy Transfer Partners, L.P. (“ETP”) and BG Group to export from the existing Trunkline liquefied natural gas (“LNG”) import terminal up to 15 million metric tons per annum of LNG to non-free trade agreement nations. ETE, ETP and BG Group subsequently announced their entry into a project development agreement to jointly develop the LNG export project at the existing Trunkline LNG import terminal in Lake Charles, Louisiana.

•
ETE exchanged 50.2 million ETP common units for newly issued Class H Units by ETP that track 50% of the underlying economics of the general partner interest and the incentive distribution rights of Sunoco Logistics Partners L.P.

•
ETP and Regency Energy Partners LP (“Regency”), both subsidiaries of ETE, announced that Lone Star NGL LLC (“Lone Star”), a joint venture between ETP and Regency, has placed in service a second natural gas liquids fractionator at its facility in Mont Belvieu, Texas, bringing Lone Star’s total fractionation capacity at Mont Belvieu to 200,000 barrels per day.

Furthermore, ETE commenced a tender offer on October 30, 2013 to purchase up to $400 million in principal amount of its existing 7.50% Senior Notes due 2020. In conjunction with the tender offer, ETE intends to launch a comprehensive refinancing of its existing debt. To that end, ETE intends to refinance its current $900 million senior secured term loan due March 2017 and is also finalizing a new five-year revolving credit facility for up to $600 million. Proceeds from a possible new issuance of senior secured notes and/or a new term loan will be used to satisfy any proceeds required for a successful tender of the Senior Notes. There can be no assurance that ETE will successfully refinance its existing term loan or raise adequate funds for the tender from any intended new issuance of senior secured notes or any term loan financing.
The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Wednesday, November 6, 2013 to discuss its third quarter 2013 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, approximately 49.6 million of ETP’s common units, approximately 26.3 million of Regency’s common units and approximately 50.2 million ETP Class H Units. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP), approximately 49.6 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partners interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 56,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 43,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also owns a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets in Texas, Louisiana and Mississippi. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil and refined product pipeline, terminalling, and acquisition and marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.

Contacts
Investor Relations:             Media Relations:
Energy Transfer             Vicki Granado
Brent Ratliff                Granado Communications Group
214-981-0700 (office)            214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS	$6,887	$5,597

PROPERTY, PLANT AND EQUIPMENT, net	29,674	28,284

NON-CURRENT ASSETS HELD FOR SALE	145	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,087	4,737
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	20	43
GOODWILL	6,428	6,434
INTANGIBLES ASSETS, net	2,195	2,291
OTHER NON-CURRENT ASSETS, net	607	533
Total assets	$50,043	$48,904

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$6,047	$5,845

NON-CURRENT LIABILITIES HELD FOR SALE	70	142
LONG-TERM DEBT, less current maturities	22,011	21,440
DEFERRED INCOME TAXES	3,708	3,566
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	78	162
SERIES A CONVERTIBLE PREFERRED UNITS	—	331
OTHER NON-CURRENT LIABILITIES	893	995

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	32	73

EQUITY:
Total partners’ capital	1,400	2,113
Noncontrolling interest	15,804	14,237
Total equity	17,204	16,350
Total liabilities and equity	$50,043	$48,904

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES	$12,486	$2,104	$35,728	$5,651
COSTS AND EXPENSES:
Cost of products sold	11,064	1,228	31,436	3,205
Operating expenses	403	208	1,127	614
Depreciation and amortization	332	211	962	571
Selling, general and administrative	158	98	499	353
Total costs and expenses	11,957	1,745	34,024	4,743
OPERATING INCOME	529	359	1,704	908
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(298)	(237)	(913)	(732)
Bridge loan related fees	—	—	—	(62)
Equity in earnings of unconsolidated affiliates	38	21	182	118
Gain on deconsolidation of Propane Business	—	—	—	1,057
Losses on extinguishments of debt	—	—	(7)	(123)
Gains (losses) on interest rate derivatives	3	(6)	55	(23)
Gain on sale of AmeriGas common units	87	—	87	—
Other, net	33	(3)	—	28
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	392	134	1,108	1,171
Income tax expense from continuing operations	49	26	136	33
INCOME FROM CONTINUING OPERATIONS	343	108	972	1,138
Income (loss) from discontinued operations	13	(142)	44	(136)
NET INCOME (LOSS)	356	(34)	1,016	1,002
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	205	(69)	648	747
NET INCOME ATTRIBUTABLE TO PARTNERS	151	35	368	255
GENERAL PARTNER’S INTEREST IN NET INCOME	1	—	1	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$150	$35	$367	$254
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.52	$0.23	$1.24	$1.06
Diluted	$0.52	$0.23	$1.24	$1.06
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.54	$0.13	$1.31	$0.97
Diluted	$0.54	$0.13	$1.31	$0.97
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic and diluted	280.7	280.0	280.4	262.3

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
“Distributable Cash Flow,” “Distributable Cash Flow, as adjusted,” and “Distribution Coverage Ratio” (1):
Cash distributions from ETP associated with: (2)
Limited partner interest	$45	$45	$223	$135
Class H Units	16	—	16	—
General partner interest	5	5	15	15
Incentive distribution rights	165	147	528	381
IDR relinquishments	(21)	(31)	(107)	(59)
Distributions credited to Holdco consideration (3)	—	—	(68)	—
Total cash distributions from ETP	210	166	607	472
Cash distributions from Regency associated with: (4)
Limited partner interest	12	12	36	36
General partner interest	1	1	3	4
Incentive distribution rights	3	2	8	6
IDR relinquishment	(1)	—	(2)	—
Total cash distributions from Regency	15	15	45	46
Cash distributions from Holdco	—	—	50	—
Total cash distributions from ETP, Regency and Holdco	225	181	702	518
Distributable cash flow attributable to Southern Union (including acquisition-related expenses) from March 26, 2012 through September 30, 2012 (5)	—	77	—	82
Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(8)	(6)	(38)	(47)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(43)	(64)	(149)	(172)
Bridge financing costs	—	—	—	(62)
Distributable Cash Flow	174	188	515	319
Transaction-related expenses (6)	2	1	19	157
Distributable Cash Flow, as adjusted	$176	$189	$534	$476

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$189	$175	$554	$525
Distributions to be paid to general partner	—	—	1	1
Total cash distributions to be paid to the partners of ETE (7)	$189	$175	$555	$526

Distribution Coverage Ratio (8)	0.93x	1.08x	0.96x	0.90x

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow, as adjusted” to GAAP “Net income” (1):
Net income attributable to partners	$151	$35	$368	$255
Equity in income related to investments in ETP, Regency and Holdco	(207)	(101)	(573)	(562)
Total cash distributions from ETP, Regency and Holdco	225	181	702	518
Amortization included in interest expense (excluding ETP and Regency)	5	5	14	10
Fair value adjustment of ETE Preferred Units	—	8	9	5
Other non-cash (excluding ETP, Regency and Holdco)	—	60	(5)	93
Distributable Cash Flow	174	188	515	319
Transaction-related expenses (6)	2	1	19	157
Distributable Cash Flow, as adjusted	$176	$189	$534	$476

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow. The schedule above provides a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definition of Distributable Cash Flow also includes distributable cash flow related to Southern Union for the period from March 26, 2012 (Southern Union acquisition date) until Southern Union was contributed to Holdco on October 5, 2012. From October 5, 2012 until ETE’s 60% interest in Holdco was contributed to ETP on April 30, 2013, Distributable Cash Flow reflects dividends expected to be received from Holdco. The Partnership defines distributable cash flow for Southern Union as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, and non-cash impairment charges.

Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and nine months ended September 30, 2013 and 2012 for comparative purposes.

Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, plus the distributable cash flow related to Southern Union (as described in the definition of Distributable Cash Flow above), dividends expected to be received from Holdco (as described in the definition of Distributable Cash Flow above), net of the Partnership’s cash expenditures for general and administrative costs and interest expense, excluding certain items, such as transaction-related expenses. Due to the cash expenses that were incurred during the three and nine months ended September 30, 2013 and 2012 in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, for the three and nine months ended September 30, 2013 and 2012 is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow, as adjusted, is net income for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow, as adjusted, is presented for the three and nine months ended September 30, 2013 and 2012 for comparative purposes.

(2)
For the three months ended September 30, 2013, cash distributions expected to be received from ETP consist of cash distributions in respect of the quarter ended September 30, 2013 payable on November 14, 2013 to holders of record on November 4, 2013. For the three months ended September 30, 2012, cash distributions received from ETP consist of cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012.

For the nine months ended September 30, 2013, cash distributions received or expected to be received from ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 14, 2013 in respect of the quarter ended June 30, 2013, and cash distributions payable on November 14, 2013 to holders of record on November 4, 2013 in respect of the quarter ended September 30, 2013. For the nine months ended September 30, 2012, cash distributions received or expected to be received from ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012 and cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012.

(3)
For the nine months ended September 30, 2013, cash distributions paid by ETP exclude distributions paid in respect of the quarter ended March 31, 2013 on 49.5 million ETP common units issued to ETE as a portion of the consideration for ETP's acquisition of ETE's interest in Holdco on April 30, 2013. These newly acquired ETP common units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction pursuant to the contribution agreement.

(4)
For the three months ended September 30, 2013, cash distributions expected to be received from Regency consist of cash distributions in respect of the quarter ended September 30, 2013 payable on November 14, 2013 to holders of record on November 4, 2013. For the three months ended September 30, 2012, cash distributions received from Regency consist of cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012.

For the nine months ended September 30, 2013, cash distributions received or expected to be received from Regency consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 14, 2013 in respect of the quarter ended June 30, 2013 and cash distributions payable on November 14, 2013 to holders of record on November 4, 2013 in respect of the quarter ended September 30, 2013. For the nine months ended September 30, 2012, cash distributions received or expected to be received from Regency consist of cash distributions paid on May 14, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012 and cash distributions paid on November 14, 2012 in respect of the quarter ended September 30, 2012.

(5)	Distributable cash flow attributable to Southern Union was calculated as follows:

	Three Months Ended September 30, 2012	Period from Acquisition (March 26, 2012) to September 30, 2012
Net income (loss)	$17	$(10)
Amortization of finance costs charged to interest	(12)	(21)
Depreciation and amortization	76	155
Deferred income taxes	27	26
Non-cash equity-based compensation, accretion expense and amortization of regulatory assets	—	5
Other, net	11	17
Maintenance capital expenditures	(42)	(90)
Distributable cash flow attributable to Southern Union	77	82
Acquisition-related expenses recognized by Southern Union	1	57
Distributable cash flow, as adjusted, attributable to Southern Union	$78	$139
Distributable cash flow attributable to Southern Union reflected above includes change in control payments of $72 million, offset by benefit plan curtailment gains of $15 million. The net amount of $57 million was added back to calculate ETE’s Distributable Cash Flow, as adjusted.

(6)
Transaction-related expenses for the nine months ended September 30, 2012 related to ETE’s acquisition of Southern Union consisted of $62 million bridge financing costs, $38 million of selling, general and administrative expenses incurred by ETE and $57 million of merger-related expenses that were incurred directly by Southern Union.

(7)
For the three months ended September 30, 2013, cash distributions expected to be paid by ETE consist of cash distributions in respect of the quarter ended September 30, 2013 payable on November 19, 2013 to holders of record on November 4, 2013. For the three months ended September 30, 2012, cash distributions paid by ETE consist of cash distributions paid on November 16, 2012 in respect of the quarter ended September 30, 2012.

For the nine months ended September 30, 2013, cash distributions paid or to be paid by ETE consist of cash distributions paid on May 17, 2013 in respect of the quarter ended March 31, 2013, cash distributions paid on August 19, 2013 in respect of the quarter ended June 30, 2013 and cash distributions payable on November 19, 2013 to holders of record on November 4, 2013 in respect of the quarter ended September 30, 2013. For the nine months ended September 30, 2012, cash distributions paid or to be paid by ETE consist of cash distributions paid on May 18, 2012 in respect of the quarter ended March 31, 2012, cash distributions paid on August 17, 2012 in respect of the quarter ended June 30, 2012 and cash distributions paid on November 16, 2012 in respect of the quarter ended September 30, 2012.

(8)	Distribution Coverage Ratio is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions to be paid to the partners of ETE.